SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)
[X]	Definitive Information Statement

ENSERVCO CORPORATION
(Name of Registrant as Specified in Its Charter)

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ENSERVCO CORPORATION
830 Tenderfoot Hill Road
Suite 310
Colorado Springs CO 80906
(719) 867-9911
Fax: (719) 867-9912

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
On July 28, 2011

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Enservco Corporation (“Enservco”) on July 28, 2011, at 1:00 p.m., local time, at Suite 1000, 6400 South Fiddlers Green Circle, Greenwood Village, CO 80111 (the “Annual Meeting”).   At the Annual Meeting the Company will submit the following five proposals to its stockholders for approval:

1.	To elect three directors for the ensuing year.

2.	To conduct an advisory vote on executive compensation.

3.	To conduct an advisory vote on the frequency of advisory votes on executive compensation.

4.	To ratify and approve the appointment of Ehrhardt Keefe Steiner & Hottman PC as Enservco’s independent registered accounting firm for the year ended December 31, 2011.

5.	To transact any other business that may properly come before the meeting.

The discussion of the proposals set forth above is intended only as a summary and is qualified in its entirety by the information contained in the accompanying Information Statement.  Only holders of record of our common stock on June 14, 2011 (“the Record Date”) will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.   The Board is not soliciting your proxy or consent in connection with the matters discussed above.  Stockholders who wish to vote on the proposals must attend the Annual Meeting and vote in person at the meeting or otherwise designate a proxy to attend the Annual Meeting and vote on their behalf.

Pursuant to 14a-16(a) (and as required by Rule 14c-2) of the regulations of the Securities and Exchange Commission (the “Commission”) and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, this Information Statement must be sent to stockholders at least 40 calendar days prior to the earliest date on which the matters discussed above may take effect.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND. HOWEVER, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Michael D. Herman
Chairman of the Board and
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S INFORMATION STATEMENT

      The Company’s Information Statement, Annual Report on Form 10-K,  and the other meeting materials are available on the Internet at:  http://www.ir-site.com/enservco/annual-meeting-material.asp

Enservco Corporation
830 Tenderfoot Hill Road, Suite 310
Colorado Springs, CO 80906

INFORMATION STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 28, 2011

We Are Not Asking You for a Proxy and
You are Requested Not To Send Us a Proxy

June 17, 2011

We are furnishing this Information Statement to stockholders of ENSERVCO CORPORATION (“We” or “Enservco” or the “Company”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof.  We will hold the Annual Meeting on July 28, 2011, at 1:00 p.m. (local time), at Suite 1000, 6400 South Fiddlers Green Circle, Greenwood Village, CO 80111

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This information statement (including the Notice of Annual Meeting of Stockholders) and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (“Annual Report”), including financial statements (collectively the “Meeting Materials”) are first being made available to stockholders beginning on or about June 17, 2011.  A notice of the Internet Availability of the Meeting Materials (“Notice”) will be mailed to certain stockholders on or about June17, 2011.  If you received a Notice by mail, you will not receive a printed copy of the Meeting Materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials.

Voting Securities and Vote Required.

Holders of record of our common stock at the close of business on June 14, 2011 (the “Record Date”) will be entitled to vote on all matters.  On the Record Date, we had 21,778,866 shares of common stock issued and outstanding, which represented our only class of voting securities outstanding.  The holders of shares of our common stock are each entitled to one vote per share.  Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the meeting.

For the transaction of business at the Annual Meeting a quorum must be present.  A quorum consists of a majority of the shares entitled to vote at the meeting.  In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the meeting may be adjourned to a future time and date.

Michael and Debra Herman, Rick Kasch, and R.V. Bailey, owners of approximately 72% of the voting shares of Enservco’s common stock have advised Enservco that they intend to vote FOR the proposals presented to the meeting and will vote FOR a triennial “say on pay” vote; consequently the proposals will be adopted an a triennial say-on-pay will be adopted regardless of the votes cast by any other person.  They also constitute a quorum for the conduct of the meeting.

As to the election of directors under Proposal No. 1, at the Annual Meeting stockholders will be entitled to vote for the election of each of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors will be elected by a plurality of votes at the meeting.

With respect to Proposal No. 2 (the non-binding vote on executive compensation) and Proposal No. 4 (ratification of the appointment of our independent registered accounting firm) each will be approved if a majority of the votes cast at the Annual Meeting on each such proposal vote in favor of such proposal.

With respect to Proposal No. 3 (the frequency of the advisory vote on executive compensation) the frequency receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

Proposal No. 2 and No. 3 are advisory in nature and are non-binding on the Company.  However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on executive compensation and the frequency with which we will hold an advisory vote on executive compensation.

No Dissenters Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law (the “DGCL”).

Proposals by Security Holders

   No stockholder has requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders at the Annual Meeting.

Meeting Materials

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of this Information Statement and the Meeting Materials to each stockholder of record, the Company will furnish Meeting Materials to our stockholders on the Internet.  If you received a Notice by mail, you will not receive a printed copy of the Meeting Materials.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Meeting Materials. If you would like to receive a printed copy of the Meeting Materials, and have not previously requested a paper copy of these materials, you should follow the instructions for requesting such materials included in the Notice.

As noted above, the Company is not soliciting proxies for the Annual Meeting of Stockholders.  Stockholders who wish to vote must either attend the meeting or on their own accord designate a proxy to attend the Annual Meeting and vote on their behalf.  If you are a stockholder of record, you may vote in person at the Annual Meeting and ballots will be distributed at the meeting.

Forward Looking Statements

This Information Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” included in our other filings with the Securities and Exchange Commission (“SEC”), including the disclosures set forth in Item 1A of our Form 10-K for the year ended December 31, 2010.  Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

The following responses to certain questions does not purport to be a complete statement of the information in this Information Statement, and are qualified by the more complete information set forth hereinafter.

1.	When and where will the Annual Meeting be held?

As described in the notice, we will hold the Annual Meeting at Suite 1000, 6400 South Fiddlers Green Circle, Greenwood Village, CO 80111.   The Annual Meeting is scheduled for July 28, 2011 at 1:00 p.m., local time.  If you expect to attend the Annual Meeting in person, please call Enservco at (719) 867-9911 to ensure that sufficient accommodations are prepared.

2.              Why is the Annual Meeting being held?

The Annual Meeting is being held so that the Company’s stockholders can consider five proposals for their approval, each of which are more completely described elsewhere in this Information Statement (collectively, the “Proposals”):

Proposal No. 1 asks our stockholders to elect three directors to serve until re-elected at an annual meeting of stockholders, and until their successors have been elected and qualified.

Proposal No. 2 asks our stockholders to approve, through a non-binding advisory vote, the compensation of the Company’s executive officers.

Proposal No. 3 asks our stockholders to approve, through an advisory non-binding vote, the frequency at which the Company intends to submit the compensation of its executive officers to a stockholder vote as being three years.

Proposal No. 4 asks our stockholders to ratify and approve the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered accounting firm for the year ending December 31, 2011.

In each case, stockholders holding more than a majority of the outstanding common stock have advised us that they intend to vote for Proposals 1, 2, 3, and 4 and, therefore, each of the proposals will be approved regardless of the vote of any other stockholders.

3.	Why are you not soliciting proxies on these matters?

We are not soliciting proxies on the proposals being submitted for stockholder approval because we anticipate that four persons holding the voting authority over approximately 72% of the Company’s voting power will be present at the meeting and will vote FOR each of the proposals.  However, because the Company’s majority stockholders approved certain actions through written consent in 2010 and because the Company has not held an in-person meeting of stockholders since late 2009 the Company wanted to give stockholders an opportunity to attend a meeting to have an opportunity to vote on matters effecting the Company as a whole, to learn more about the Company, and to have an opportunity to ask questions to the Company’s officers and directors.

4.	Who is eligible to vote?

Stockholders of record who own shares of our common stock at the close of business on the Record Date are eligible to vote.  Stockholders must be present in person at the Meeting to vote their shares and the Company must be able to verify that each such person is entitled to vote at the Meeting.  Each share of common stock is entitled to one vote.

5.           Why is the Company seeking a non-binding advisory vote from its stockholders on its executive compensation and the frequency at which the Company expects to seek stockholder approval of its executive compensation?

In January 2011 the Securities and Exchange Commission implemented the requirements of Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, by adopting new rules which require certain companies to include in their proxy materials for stockholder meetings at held after January 21, 2011 to include an advisory “Say On Pay” proposal as well as an advisory proposal regarding the frequency at which future Say on Pay proposals will be submitted to stockholders.  A Say on Pay proposal permits stockholders to vote on the compensation of a given company’s executive officers.  The Company is not required to comply with these new rules until 2013.  However, the Company values the opinions of its stockholders and understands that stockholders are often particularly interested in the compensation of a company’s executive officers and therefore believes it is a good corporate governance to seek the opinion of its stockholders on its executive compensation.  Therefore, the Company has voluntarily elected to submit Proposal No. 3 and Proposal No. 4 to its stockholders for approval at the Annual Meeting.

6.           Why is the Company seeking stockholder approval for the appointment of Ehrhardt Keefe Steiner & Hottman PC for its 2011 fiscal year?

The Company is not required to seek stockholder approval of the independent accounting firm selected by the Board and retained by the Company.  The Company believes Ehrhardt Keefe Steiner & Hottman PC (“EKSH”) is well qualified to serve as the Company’s independent registered accounting firm.  The Company believes it is good corporate governance to permit the Company’s stockholders to also consider and be given the chance to express their approval or disapproval of the appointment of EKSH.  As such, the Company has elected to seek stockholder approval of the Board’s selection of EKSH for fiscal 2011.

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership of Management

As of the Record Date the Company had 21,778,866 shares of its common stock issued and outstanding.  The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who serves as a director and/or an executive officer of the Company on that date, and the number of shares beneficially owned by all of the Company’s directors and named executive officers as a group:

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
Michael D. Herman 830 Tenderfoot Hill Rd. Suite 310 Colorado Springs, CO 80906	Chief Executive Officer and Director	13,067,320 (2)	60%
R.V. Bailey 830 Tenderfoot Hill Rd. Suite 310 Colorado Springs, CO 80906	Director	1,367,275 (3)	6.3%
Kevan B. Hensman ** 830 Tenderfoot Hill Rd. Suite 310 Colorado Springs, CO 80906	Director **	128,120 (4)	0.6%
Gerard Laheney 830 Tenderfoot Hill Rd. Suite 310 Colorado Springs, CO 80906	Director	338,700 (5)	1.6%
Rick D. Kasch 830 Tenderfoot Hill Rd. Suite 310 Colorado Springs, CO 80906	Chief Financial Officer, Executive Vice President, and Treasurer	1,651,924 (6)	7.5%
Bob Maughmer 830 Tenderfoot Hill Rd. Suite 310 Colorado Springs, CO 80906	President and Chief Operating Officer	333,333 (7)	1.5%
All current directors, executive officers and named executive officers as a group (6 persons)		16,886,672	77%

**	Mr. Hensman is not standing for re-election at the Annual Meeting.

(1)	Calculated in accordance with 1934 Act Rule 13d-3.

(2)	Consists of:

(i)	6,533,660 shares held by Mr. Herman; and
(ii)	6,533,660 shares held by Mr. Herman’s spouse.

(3)	Consists of:
(i)	1,215,676 shares of stock held of record in the name of R. V. Bailey;
(ii)	3,959 shares of stock held jointly with Mr. Bailey’s spouse;
(iii)
11,220 shares of record in the name of Mieko Nakamura Bailey, his spouse (For the purposes of Section 16(b) of the Securities Exchange Act of 1934 Mr. Bailey disclaims beneficial ownership of the shares held by his spouse);

(iv)	stock options to purchase 36,420 shares of common stock at $2.14 per share; and
(v)	stock options to purchase 100,000 shares of common stock at $0.4125 per share that vested on July 27, 2010.

(4)	Consists of:
(i)	options to acquire 10,000 shares of common stock at $3.70 per share that are exercisable through September 11, 2011;
(ii)	options to acquire 18,120 shares of common stock that are exercisable at $2.14 per share;
(iii)	options to acquire 75,000 shares of common stock at $0.415 per share that vested on July 27, 2010; and
(iv)	options to acquire 25,000 options that were granted on July 30, 2010 and are exercisable for a five year term.

(5)	Consists of:
(i)	options to acquire 200,000 shares of common stock that were granted on July 30, 2010 and are exercisable for a five-year term; and
(ii)	138,700 shares acquired by Mr. Laheney from Hermanco, LLC (an affiliate of Mr. Herman).

(6)	Consists of
(i)	1,451,924 shares of common stock; and
(ii)
options to acquire 200,000 shares of common stock granted on July 30, 2010 and that are exercisable for a five-year term at $0.49 per share (including an option to acquire 100,000 shares that vests on July 31, 2011).  This does not include that portion of the option granted to Mr. Kasch on July 30, 2010 that is scheduled to vest on July 30, 2012 (being an option to acquire 100,000 shares).

(7)
Consists of options to acquire 333,333 shares of Company common stock granted on August 23, 2010 and that are exercisable for a five year term at $0.49 per share.  This does not include that portion of the option that is scheduled to vest on August 23, 2011 and August 23, 2012 (being 666,667 shares).

Security Ownership of Certain Beneficial Owners

As of the Record Date, the Company is not aware of any persons that beneficially own more than 5% of its outstanding common stock who does not serve as an executive officer or director of the Company, except for Mr. Herman’s spouse whose shares are included in Mr. Herman’s beneficial ownership reported in the table above.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors has determined to reduce the size of the Board from four persons to three persons to provide for greater efficiency and less cost to the Company.  The following persons have been nominated by the Board of Directors for reelection to the Company’s Board of Directors:

▪	Michael D. Herman;
▪	R.V. Bailey; and
▪	Gerard Laheney

Each of Messrs. Herman Bailey and Laheney are current members of the Board of Directors.  Kevan Hensman is also a current member of our Board of Directors but has advised the Company that as a result of time demands and other personal reasons Mr. Hensman did not wish to stand for re-election at the meeting.

The Company’s Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively. The Company does not currently have a separate nominating (or similar) committee as given the Company’s small size the Company does not yet believe such a committee is necessary.  However, as the Company grows and considers trying to position itself for a potential listing on a stock exchange, it may consider establishing a separate nominating committee.  Currently the Board of Directors as a whole is in charge of identifying and appointing appropriate persons to add to the Board of Directors when necessary.  In identifying Board candidates it is the Board’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors.

The Company believes that each of the persons nominated for reelection to the Board have the experience, qualifications, attributes and skills when taken as a whole will enable the Board of Directors to satisfy its oversight responsibilities effectively.  With regard to the nominees (each of whom is currently a member of our Board) the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

▪
Michael Herman:  Mr. Herman has been actively involved with the Company’s business operations and strategy for several years and has a significant amount of knowledge regarding its current and contemplated business operations.  Further, he has been active in the oil and natural gas producing and servicing business since the mid-1980’s and has a broad range of experience in business outside of the oil and natural gas industry that the Board believes is valuable in forming the Company’s business strategy and identifying new business opportunities.

▪
R.V. Bailey:  Mr. Bailey has a significant amount of experience in the natural resource exploration and development arena, including his experience in the oil and natural gas sectors.  Additionally, Mr. Bailey was a founding member of Aspen Exploration Corporation (being the predecessor company which now operates as

Enservco) and gained a significant amount of experience with respect to the stockholder relations and the administration of companies subject to the reporting requirements of the Securities Exchange Act of 1934.  Mr. Bailey is also familiar with a significant number of the Company’s legacy stockholders.

▪
Gerard P. Laheney:  Mr. Laheney has a significant amount of experience within the asset management industry and with the capital markets.  The Board believes Mr. Laheney’s experience and knowledge with the capital markets are valuable to the Board of Directors as a whole.

Identification of Directors and Executive Officers

On July 27, 2010 the Company acquired Dillco Fluid Service, Inc. (“Dillco”) and its related entities (including Heat Waves Hot Oil Services LLC (“Heat Waves”) through a merger transaction (the “Merger Transaction”).  The Merger Transaction has been described in various reports filed by the Company with the Securities and Exchange Commission, including in a Form 8-K filed on July 28, 2010) and in subsequent reports.   In conjunction with completing the Merger Transaction the Company appointed Messrs. Herman and Laheney to its Board of Directors.  Except for the appointment of Messrs. Herman and Laheney to the Board of Directors there are no arrangements or understandings by which any persons have been appointed to the Company’s Board of Directors.

As of June 14, 2011, the Record Date, the names, titles, and ages of the members of the Company’s Board of Directors and its executive officers are as set forth in the below table.

Name	Age	Position

Michael D. Herman*	53	Chief Executive Officer, & Chairman of the Board of Directors

Rick D. Kasch	60	Chief Financial Officer, Executive Vice President, and Treasurer

Bob Maughmer	42	President and Chief Operating Officer

R.V. Bailey*	78	Director

Kevan B. Hensman **	54	Director

Gerard Laheney*	73	Director

*	Since holders of approximately 72% of our voting stock have advised us that they intend to vote for the nominated directors, they will be reelected regardless of the votes of any other stockholder.

**           Mr. Hensman is not standing for reelection at the Annual Meeting.

Michael D. Herman.  Mr. Herman was appointed as the Company’s Chief Executive Officer, President and as Chairman of the Board of Directors on July 27, 2010.  On August 23, 2010 he ceased serving as President.  Mr. Herman has served as the Chairman and control person of Dillco since December 2007 and Heat Waves since March 2006.  Since 2005, Mr. Herman has served as the Chairman of Pyramid Oil Company (NYSE Amex: PDO), a California corporation involved in acquiring and developing oil and natural gas wells.  Mr. Herman was the Chairman and owner of Key Food Ingredients LLC (“Key Food”) from January 1, 2005 until October, 2007. Key Food supplies dehydrated vegetables from its factory in Qingdao, China to customers worldwide. Mr. Herman was Chairman and owner of Telematrix, Inc. from October 1992 until December 1998, when that company was sold to a major hospitality company, and he repurchased a majority ownership interest in December 2004 and held that majority ownership interest until April 2006. Telematrix, Inc. designs and distributes communications products and telephones to hospitality and business customers globally. From November 2003 until February 2005, Mr. Herman was Chairman and majority stockholder of Ft. Lauderdale based Sunair Electronics but chose not to stand for re-election as a director in February 2006. Sunair Electronics is engaged in the design, manufacture and sale of high frequency communications equipment for long-range voice and data applications.

Rick D. Kasch.  Mr. Kasch was appointed as the Company’s Executive Vice President and Chief Financial Officer on July 27, 2010.  Mr. Kasch served as the principal financial officer of the former holding company for the Company’s operating subsidiaries and assets (Enservco LLC) since its inception in May 2007.  Mr. Kasch also served as the principal financial officer, Secretary and Treasurer of Dillco since December 2007.  Further, he has served as a manager and the principal financial officer for Heat Waves since March 2006.  Since 2004, Mr. Kasch has also served as the Chief Financial Officer of Key Food Ingredients LLC, a company that distributes dehydrated vegetables.  Additionally, Mr. Kasch has served as the Chief Financial Officer for various other companies, including software development companies and internet based companies.  Mr. Kasch does not serve as a director of any public companies.  Mr. Kasch received a BBA - Accounting degree from the University of South Dakota.  Mr. Kasch is a CPA but does not hold an active license.

Bob Maughmer.  Mr. Maughmer was appointed as the Company’s President and Chief Operating Officer on August 23, 2010.  Mr. Maughmer has 19 years of experience in the oil and gas industry, and his experience has focused primarily on drilling and completion operations.  Prior to joining the Company, Mr. Maughmer served as a sales and technology manager for Superior Well Services, Inc. (NASDAQ SWSI) - a company that provides oilfield services in various oil and gas producing regions within the United States.  Mr. Maughmer joined Superior as a result of its 2008 acquisition of Diamondback Energy Services, where Mr. Maughmer had been vice president of technology and business development from 2004 to 2006 and was actively involved in the creation and management of a fracture stimulation division.  Prior to working at Superior from 2002 to 2006 Mr. Maughmer worked at BJ Services Company where he held the positions of technology manager and senior district engineer with BJ Services’ international divisions.  Mr. Maughmer worked at Halliburton Energy Services from 1991 to 2002 where he held positions as account manager, technical advisor and operations engineer.

R. V. Bailey. Mr. Bailey has served as a Company director since the completion of the Merger Transaction on July 27, 2010.  Additionally, he previously served as an officer and director of Aspen Exploration Corporation (being the name of the Company until December 2010 – and which used to operate and own oil and natural gas properties and assets) from its inception, including as Aspen’s Chief Executive Officer from January 2008 until July 27, 2010.  Mr. Bailey obtained a Bachelor of Science degree in Geology from the University of Wyoming in 1956.  He has approximately 45 years experience in exploration and development of mineral deposits, primarily gold, uranium, coal, and oil and natural gas.  His experience includes basic conception and execution of mineral exploration projects.  Mr. Bailey is a member of several professional societies, including the Society for Mining and Exploration, the Society of Economic Geologists and the American Association of Petroleum Geologists, and has written a number of papers concerning mineral deposits in the United States.  He is the co-author of a 542-page text published in 1977 concerning applied exploration for mineral deposits.  Mr. Bailey is not a director of any other public companies.

Gerard P. Laheney.  Mr. Laheney was appointed to the Company’s Board of Directors on July 27, 2010.  Mr. Laheney has approximately twenty-seven years of experience in the financial industry as he has long served as a financial adviser and asset manager.  Since 1993, Mr. Laheney has served as the President of Aegis Investment Management Company, an investment advisory firm specializing in global investment portfolio management.  Mr. Laheney previously served in other positions in the financial industry, including serving as a Vice President of Dean Witter Reynolds from April 1990 to December 1993.  Mr. Laheney currently serves on the Board of Directors of Reading International, Inc. (NASDAQ RDI).  Further, Mr. Laheney previously served on the Board of Directors of Sunair Electronics.

Change Of Control Transactions

On July 27, 2010, the Company issued 14,519,244 shares of its common stock to three persons to effect the Merger Transaction.  As a result of that issuance of those shares the former shareholders of Dillco now directly and indirectly own or control approximately two-thirds of the outstanding common stock of the Company.  As such the Merger Transaction constituted a change of control of the Company.

Significant Employees

Although not an executive officer or director of the Company, Austin Peitz has been and is expected to be, a significant employee of the Company.  Mr. Peitz has worked for Heat Waves since October 1999 and has been involved in nearly all aspects of operations since that time.  Currently, Mr. Peitz is the Director of Operations for Heat Waves and is in charge of overseeing and coordinating field operations.

Transactions with Related Persons

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2009.

Employment Agreements

See the Executive Compensation section of this Information Statement for a discussion of the employment agreements between the Company and each of Messrs. Herman, Kasch and Maughmer.

Loan Transactions

1.     On November 21, 2009 Mr. Herman loaned $500,000 to Heat Waves pursuant to the terms of a promissory note (the “Heat Waves Note”).  The Heat Waves Note accrues interest at 3% per annum and is due in full by December 31, 2018.  As part of loan agreements with Great Western Bank, Mr. Herman agreed to subordinate the debt represented by this note to all obligations to the bank.  Interest is to be paid annually in arrears but due to the subordination, interest is being accrued and as of December 31, 2010 accrued interest was $18,845.

2.      On March 31, 2010, Mr. Herman loaned an additional $1,200,000 to Heat Waves pursuant to the terms of a promissory note (the “Heat Waves Note II”).  The Heat Waves Note II accrues interest at 3% per annum and is due in full by December 31, 2018.  As part of the loan agreements with Great Western Bank, Mr. Herman agreed to subordinate the debt represented by this note to all obligations to the bank.  Interest is to be paid annually in arrears but due to the subordination, interest is being accrued and as of December 31, 2010 accrued interest was $30,360.

3.      On July 27, 2010, Enservco (as the parent corporation) became the guarantor of Dillco’s indebtedness to Great Western Bank.  Because of certain cross-default provisions, a default by Mr. Herman as to his personal indebtedness to Great Western Bank could result in a default by Dillco in its indebtedness even though at the time Dillco was in compliance with all of its covenants.

Asset Transfer and Sales; Membership Interest Transfer and Sales

1.           On December 31, 2009, HNR sold certain assets to Dillco for $1,065,623.  These assets included land, buildings, vehicles, equipment, and machinery used by Dillco as part of its business operations. The purchase price was based on an independent appraisal performed in December 2009.  At the time of this transaction 100% of the membership interests of HNR were owned by Mr. Herman and his family members and the membership interests of Enservco LLC (being the former holding company of Dillco and its subsidiaries and related entities) were held by Mr. Herman (90%) and Mr. Kasch (10%).

2.           On December 31, 2009, Mr. Herman transferred and assigned his membership interest in Real GC to Heat Waves in consideration for $174,382.  This price was determined based on the parties’ estimate of the fair value of Real GC and the real property that it owns in Garden City, Kansas where an acid dock owned and utilized by Heat Waves is located.  At the time of the transaction Mr. Herman was the sole member of Real GC, Enservco LLC (being the former holding company of Dillco and its subsidiaries and related entities) was the sole member of Heat Waves, and the membership interests of Enservco LLC were held by Mr. Herman (90%) and Mr. Kasch (10%).

3.           On December 31, 2009, Enservco LLC (being the former holding company of Dillco and its subsidiaries and related entities) and Dillco entered into a Transfer and Contribution Agreement whereby Enservco LLC transferred, contributed, and conveyed all of its rights and interests in:

▪	The assets it acquired from HNR on December 31, 2009 for $1,065,623.
▪	Its rights and interests (100%) in the membership interests in both Heat Waves and Trinidad Housing.

Trinidad Housing owns a housing unit in Trinidad, Colorado that at times was previously utilized by certain Dillco employees. At the time of the transaction Enservco LLC owned 100% of the outstanding stock of Dillco itself and was the sole member of Trinidad Housing.   Further, the membership interests of Enservco LLC were held at that time by Mr. Herman (90%) and Mr. Kasch (10%).

4.           On March 1, 2010, Messrs. Herman and Kasch contributed their membership interests in HES to Enservco LLC (being the former holding company of Dillco and its subsidiaries and related entities).  HES owns certain assets that it previously leased to Heat Waves including a disposal well, trucks and construction equipment.  At the time of the transaction Mr. Herman held a 95% membership interest in HES and Mr. Kasch a 5% membership interest.  Further, the membership interests of Enservco LLC were held by Mr. Herman (90%) and Rick Kasch (10%).   Enservco LLC then contributed the HES membership interest to Dillco itself which in turn transferred the interest to Heat Waves.  As a result, Heat Waves owns a 100% membership interest in HES.

5.           On March 15, 2010, Mr. Herman sold a disposal well located in Oklahoma to HES in consideration for $100,000.  Payment of the purchase price (which was due on or before September 15, 2010) was made on August 11, 2010.

Director Independence

After the Annual Meeting it is expected that the Company’s Board will consist of Messrs. Herman, Bailey and Laheney.  The Company utilizes the definition of “independent” as it is set forth in Section 803A of the NYSE Amex Company Guide.  Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the board (including any relationships).  Based on the foregoing criteria, only Mr. Laheney is considered an independent director.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons serving as executive officers and/or directors of the Company  has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the 1934 Act requires Enservco’s directors and officers and any persons who own more than ten percent of Enservco’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports files.  Based solely on our review of the copies of Forms 3, 4 and any amendments thereto furnished to us during the fiscal year completed December 31, 2010, and subsequently, we believe that during the Company’s 2010 fiscal year all filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with.

Code of Ethics:

On July 27, 2010, our Board of Directors adopted a Code of Business Conduct and Ethics Whistleblower Policy that applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer.  Our Code of Ethics establishes standards and guidelines to assist our directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is posted at our website: www.enservco.com.  Additionally, a copy of our Code of Business Conduct and Ethics and Whistleblower Policy was filed as an exhibit to our Current Report on Form 8-K dated July 27, 2010.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board of Directors held three formal in person meetings during the fiscal year ended December 31, 2010.  Each director attended all of the formal meetings either in person or by telephone. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company and the directors acted by unanimous consent nine times during fiscal 2010.  The meetings and actions referenced herein include meetings, and actions taken, both prior and after to the completion of the Merger Transaction.

Board members are not required to attend the annual general meeting. The Company last held an annual meeting of stockholders in November 2009 (being a meeting conducted prior to the Merger Transaction and when the Company was known as Aspen Exploration Corporation) and only Mr. Bailey was able to attend that meeting.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, 830 Tenderfoot Hill Road, Suite 310, Colorado Springs, Colorado 80906. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

No Audit Committee:

The Company does not have a separately designated audit committee.  Instead, the entire Board acts as the Company’s audit committee.  Consequently the Company does not currently have a designated audit committee financial expert.

No Nominating Committee; Procedures by which Security Holders May Recommend Nominees to the Board of Directors; Communications with Members of the Board of Directors:

The Company does not have a separately designated nominating committee.  The Company does not have such a committee because we currently believe that given our small size, the fact that a majority of the members of our Board are not currently considered “independent”, and because no Company securities are traded on a stock exchange, that such a committee is not currently necessary.  Unless and until the Company establishes a separate nominating committee, when a board vacancy occurs, the remaining board members will participate in deliberations concerning director nominees.  In the future the Company may determine that it is appropriate to designate a separate nominating committee of the board of directors comprised solely of independent directors.

To date, the Board of Directors has not adopted a formal procedure by which stockholders may recommend nominees to the board of directors.  However, our bylaws set forth the procedure by which eligible stockholders may nominate a person to the Board of Directors, which in relevant part provides that Enservco will consider all recommendations from any person (or group) who has (or collectively if a group have) held more than 5% of Enservco’s voting securities for longer than one year.  Any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Enservco by the date mentioned in the most recent proxy statement under the heading “Proposal From Stockholders” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that notification must provide the following additional information to Enservco:

(i)
Name, address, telephone number and other methods by which Enservco can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

(ii)
If the stockholder owns shares of Enservco’s voting stock other than on the records of Enservco, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

(iii)
Information from the stockholder regarding any intentions that he or she may have to attempt to make a change of control or to influence the direction of Enservco, and other information regarding the stockholder any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder making a solicitation subject to SEC Rule 14a-12(c);

(iv)	Name, address, telephone number and other contact information of the proposed nominee; and

(v)	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, shall be in a form reasonably acceptable to Enservco.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Board Chairman as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Currently, Michael Herman serves as both the Company’s Chief Executive Officer and Chairman of the Board.  As Chief Executive Officer Mr. Herman is not involved in the day-to-day operations of the Company but instead serves as the Chief Executive Officer to provide strategic guidance on the Company’s operations on an as needed basis. The Board believes Mr. Herman’s experience, knowledge, and connections in the oil and gas industry are valuable in the oversight of both the Company’s operations as well as with respect to the overall oversight of the Company at the Board level.   The Board believes that this leadership is structure is appropriate as Mr. Herman is intimately knowledgeable with the Company’s current and planned operations and has a significant amount of experience in the oil and gas industry in general.

Board’s Role in Risk Oversight

   The full Board has responsibility for general oversight of risks facing the Company.  The Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management.

EXECUTIVE COMPENSATION

The following table sets out the compensation received for the fiscal years December 31, 2010 and 2009 in respect to each of the individuals who served as the Company’s chief executive officer at any time during the last fiscal year, as well as the Company’s most highly compensated executive officers (collectively referred to herein as the “NEOs”):

SUMMARY COMPENSATION TABLE

				(1)
Name and	Fiscal			Option	All Other
Principal Position	Year	Salary	Bonus	Awards	Compensation		Total

Michael D. Herman, CEO and Chairman (2)	2010	$-	$-	$-	$6,862	(2)	$6,862
	2009	$-	$-	$-	$11,542	(2)	$11,542

Bob Maughmer, President & COO (4)	2010	$77,885	$42,307	$158,094	$11,878	(3)	$290,164

Austin Peitz, Director of Operations	2010	$113,077	$44,106	$68,131	$21,222	(3)	$246,536
	2009	$101,769	$24,845		$19,878	(3)	$146,492

Rick D. Kasch, CFO and Executive VP	2010	$180,000	$-	$45,421	$24,047	(3)	$249,468
	2009	$172,384	$-	$-	$23,393	(3)	$195,777

(1)      Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of ASC 718-10, Stock Compensation. See note 14 to the consolidated financial statements for discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

(2)      In both fiscal 2009 and fiscal 2010 Mr. Herman elected not to receive any base compensation because he believed that the funds that would have been used to pay his salary were better devoted to helping to grow and develop the Company’s business operations.  Mr. Herman’s sole compensation from the Company during its last two fiscal years was derived from the Company paying his health, life, dental and vision insurance premiums.  Mr. Herman is not involved in the day-to-day operations of the Company but serves as CEO to provide strategic guidance on an as needed basis.  The Company evaluated the services provided by Mr. Herman during the years ended December 31, 2010 and 2009 and determined that it was not necessary to impute compensation for financial reporting purposes.

(3)      Represents:  (i) automobile expenses incurred by the Company on behalf of Mr. Kasch and Mr. Peitz; (ii) health, life, dental and vision insurance premiums incurred on behalf of Mr. Kasch, Mr. Peitz and Mr. Maughmer by the Company; and (iii) matching contributions to the Company’s 401(k) plan on behalf of Mr. Kasch, Mr. Peitz and Mr. Maughmer.

(4)      Mr. Maughmer’s employment with the Company began in August 2010.

Narrative Disclosure to Summary Compensation Table

The Board of Directors acting in lieu of a compensation committee, is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers.  To date, the Company has not retained an independent compensation to assist the Company review and analyze the structure and terms of the Company’s executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;

3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary, the appropriate balance between incentives for long-term and short-term performance.

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The entire Board of Directors remains responsible for significant changes to, or adoption, of new employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

▪	Base salary;
▪	Stock option awards and/or equity based compensation;
▪	Discretionary cash bonuses; and
▪	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors believes that base salary should be relatively stable over time, providing the executive a dependable, minimum level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors believes that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity similar to the Company.

The Company’s Chief Executive Officer is not paid a base salary as he has elected to forego the receipt of a salary.  The Company’s other executive officers receive their base salaries in accordance with the terms of their respective employment agreements (which are described below).

Stock Option Plan Benefits – Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans.  The Company believes that equity based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.   At the present time, we have one equity incentive plan for our management and employees, the 2010 Stock Incentive Plan.   The material terms, and administration of the 2010 Stock Incentive Plan are further described under Item 5 of this Annual Report.

We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package.

The Company has granted each of its executive officers stock options, with the exception of our Chief Executive Officer.  Our Chief Executive Officer expressed to the Company that he did not wish to receive such a grant because he believes that, given his significant stock ownership, it was more appropriate to allocate the options to other employees.

In conjunction with entering into an employment agreement on July 27, 2010 Rick Kasch, the Company’s Chief Financial Officer was granted an option to acquire 300,000 shares of Company common stock, and Mr. Peitz was granted an option to acquire 450,000 shares of Company common stock. The exercise price of both options is $0.49 (which is equal to the closing sales price of the Company’s common stock two days after the Company filed its Current Report on Form 8-K reporting the closing of the Merger Transaction).  Both options are exercisable for a five year term, and one third of the options vested immediately upon grant with the remaining portion of the option to vest on a pro-rata basis on each of the first two anniversary dates of the option grant.

Additionally, at the time of his appointment as our Chief Operating Officer and President, on August 23, 2010 Bob Maughmer was granted an option to acquire 1 million shares of Company common stock.  The option is exercisable for a five year term with an exercise price of $0.49 per share.  One third of the options vested at the time of grant and the remaining two thirds vest on a pro rata basis on each anniversary date of the date of grant.

Discretionary Annual Bonus. Discretionary cash bonuses are another prong of our compensation plan.  The Board of Directors believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual cash compensation as a cash bonus to encourage performance to achieve key corporate objectives and to be competitive from a total remuneration standpoint.

We have no set formula for determining or awarding discretionary cash bonuses to our other executives or employees. In determining whether to award bonuses and the amount of any bonuses, we have taken and expect to continue to take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations, and the total compensation package, as well as the Company’s overall performance including cash flow and other operational factors.

The employment agreements we have entered into with certain of our executive officers provide that each is eligible to receive a discretionary cash bonus.  Such bonuses are to be considered and determined by the Board of Directors, and paid during the ninety day period beginning February 1 of the year following that year for which the bonus was earned.  After the end of our 2010 fiscal year the Board of Directors awarded a cash bonus to Austin Peitz in the amount of $68,131 for fiscal year 2010.  Substantially all of that bonus was paid to Mr. Peitz in 2010.  Approximately $10,000 was paid to Mr. Peitz in 2011.

Other Compensation/Benefits. Another element of the overall compensation is through providing our executive officers are various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers.  Additionally, the Company provides its executive officers with an automobile or an automobile allowance.  Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Employment Agreements

We have entered into employment agreements with certain Company officers and key employees, including Messrs. Herman, Maughmer, Peitz and Kasch (all of whom are listed in the executive compensation table above).

Michael Herman – Mr. Herman’s employment agreement is for a term through June 30, 2013.  The agreement provides for no base salary.  However, Mr. Herman will be eligible for an annual discretionary cash bonus based on Mr. Herman’s performance and the performance of the Company as a whole, with any bonus ultimately to be determined by the Board of Directors.  Mr. Herman is entitled to receive standard employment benefits and a car allowance of $1,000 per month.  If Mr. Herman is terminated without cause he will be entitled to health benefits for a period of eighteen months.  The employment agreement also contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Rick Kasch – Mr. Kasch’s employment agreement is for a term through June 30, 2013.  The agreement provides for an annual salary of $180,000 through June 30, 2011 and then automatic increases of 5% effective on each July 1 during the term of the agreement.  Pursuant to the agreement the Company agreed to grant Mr. Kasch an option to acquire 300,000 shares of Company common stock in accordance with the Company’s 2010 Stock Incentive Plan.  Mr. Kasch is also entitled to standard employment benefits and the use of a Company automobile or alternatively a car allowance of at least $1,000. The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Mr. Kasch’s employment agreement also provides for severance compensation if his employment is terminated for the following two reasons:

1.
A termination without cause - If Mr. Kasch is terminated without cause he will be entitled to all salary that would have been paid through the remaining term of the agreement, or if the agreement is terminated without cause during the final eighteen months of the agreement term Mr. Kasch will be entitled to receive a lump sum payment equal to eighteen months of his base salary.  Additionally, if Mr. Kasch is terminated without cause, he will be entitled to health benefits for a period of eighteen months; and

2.
A termination upon a change of control event or a management change - If Mr. Kasch resigns within ninety days following a change of control event or a management change (being the person to whom he directly reports) he will be entitled to a severance payment equal to eighteen months of his base salary with the amount being paid either in a lump sum payment or in accordance with the Company’s payroll practices.  Further, Mr. Kasch will be entitled to health benefits for a period of eighteen months.

Austin Peitz - Mr. Peitz’s employment agreement is for a term through June 30, 2013.  The agreement provides for an annual salary of $120,000 through June 30, 2011 and then automatic increases of 5% effective on each July 1 during the term of the agreement.  Pursuant to the agreement the Company agreed to grant Mr. Peitz an option to acquire 450,000 shares of Company common stock in accordance with the Company’s 2010 Stock Incentive Plan.  Mr. Peitz is also entitled to standard employment benefits and the use of a Company automobile or alternatively a car allowance of at least $1,000. If Mr. Peitz is terminated without cause he is entitled to a severance payment equal to six months of his salary.  The employment agreement contains other standard provisions contained in agreements of this nature including confidentiality and non-competition provisions.

Bob Maughmer – On September 6, 2010 Enservco entered into an employment agreement with Mr. Maughmer, Enservco’s President and Chief Operating Officer.  The employment agreement provides that Mr. Maughmer will be paid an annual salary of $225,000.  On July 1 of each year that the employment agreement is in effect Mr. Maughmer’s salary will be increased by at least 5%.  Mr. Maughmer is eligible to receive a discretionary annual bonus based on Mr. Maughmer’s performance and the Company’s financial condition.   Mr. Maughmer is also entitled to standard employment benefits and a monthly car allowance of at least $1,000.  Mr. Maughmer’s employment agreement is for a three year term and will not be automatically renewed at the end of that term.  Instead, Mr. Maughmer will become an employee at will at the end of the initial term of the agreement unless otherwise agreed by Mr. Maughmer and the Company.   If Mr. Maughmer’s employment is terminated without cause during the term of the agreement Mr. Maughmer will be entitled to his base salary through the remainder of the term of the agreement.

Stock Option, Stock Awards and Equity Incentive Plans

In accordance with the Company’s 2010 Stock Incentive Plan the Company granted certain of its executive officers stock options during the Company’s 2010 fiscal year.  However, the Company granted no stock awards during the fiscal year.

The following table sets forth the outstanding equity awards for each named executive officer at December 31, 2010:

	Option Awards

	Number of Securities
	Underlying Unexercised
	Options (#)		Option	Option
			Exercise	Expiration
Name and Principal Position	Exercisable	Un-exercisable	Price	Date

Rick Kasch, Executive V.P and CFO (1)	100,000	200,000	$ 0.49	07/30/2015
Austin Peitz, Director of Operations (2)	150,000	300,000	$ 0.49	07/30/2015
Bob Maughmer, President and COO (3)	333,333	666,667	$ 0.49	08/23/2015

(1)
On July 30, 2010 Mr. Kasch was granted an option to acquire 300,000 shares of the Company’s common stock.  The exercise price of the option is $0.49, and the option has a five year term.  100,000 shares underlying the option vested upon grant, with 100,000 shares to vest on each of July 30, 2011 and July 30, 2012.

(2)
On July 30, 2010 Mr. Peitz was granted an option to acquire 450,000 shares of the Company’s common stock.  The exercise price of the option is $0.49, and the option has a five year term.  150,000 shares underlying the option vested upon grant, with 150,000 shares to vest on each of July 30, 2011 and July 30, 2012.

(3)
On August 23, 2010 Mr. Maughmer was granted an option to acquire 1,000,000 shares of the Company’s common stock.  The exercise price of the option is $0.49, and the option has a five year term.  333,333 shares underlying the option vested upon grant, with 333,333 shares to vest on each of August 23, 2011 and August 23, 2012.

Compensation of Directors

On July 27, 2010 the Company’s Board of Directors determined that each of the Company’s non-employee directors will receive $5,000 per fiscal quarter plus travel costs.  Additionally, each of our non-employee directors was granted a stock option on July 27, 2010.

	Fees Earned
	or Paid	Option
Name	in Cash	Awards	Total

R.V. Bailey (1)	$13,000	$-	$13,000

Gerard Laheney (2)	$10,000	$62,783	$72,783

Kevan B. Hensman(3)	$10,000	$7,848	$17,848

(1)           Mr. Bailey received fees in the amount of $10,000 for serving on the Board of Directors.  Mr. Bailey also received $500 per month starting July 27, 2010 for consultation services for the Company, as agreed upon in his termination agreement upon the Merger Transaction.  Prior to the Merger Transaction, Mr. Bailey served as an officer and director of Aspen and was paid an annual salary and also granted an option in February 2010.  The remuneration received by Mr. Bailey as an officer and director of Aspen was disclosed in Aspen’s Annual Report on Form 10-K for its fiscal year ended June 30, 2010.

(2)           Mr. Laheney received fees in the amount of $ 10,000 for serving on the Board of Directors.  On July 30, 2010 Mr. Laheney was granted an option to acquire 200,000 shares of Company common stock.  The option is exercisable for a five year term at $0.49 per share, and vested in full as of July 30, 2010.

(3)           Mr. Hensman received fees in the amount of $ 10,000 for serving on the Board of Directors.  On July 30, 2010 Mr. Hensman was granted an option to acquire 25,000 shares of Company common stock.  The option is exercisable for a five year term at $0.49 per share, and vested in full as of July 30, 2010.  Prior to the Merger Transaction Mr. Hensman served on Aspen’s Board of Directors and also as its Chief Financial Officer.  Mr. Hensman earned fees in his capacity as Aspen’s Chief Financial Officer and was also granted an option by Aspen in February 2010.  The remuneration received by Mr. Hensman as an officer and director of Aspen was disclosed in Aspen’s Annual Report on Form 10-K for its fiscal year ended June 30, 2010.

Risk/Reward Issues

The Board of Directors does not believe that the current structure of the Company’s compensation policies promotes unnecessary or inappropriate short-term or long-term risks.  The cash compensation paid to the Company’s executive officers consists of fixed salaries and possible performance bonuses.  These performance bonuses (if any) will be granted in hindsight by the Board of Directors based on operational and financial performance.

In the future, the Board may base the vesting of stock options and perhaps cash bonuses on specific performance criteria that will be determined in advance based on the Company’s prior year performance as reflected in its financial statements included within its annual report on Form 10-K.

PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Starting in 2011 Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, now require that at stockholder meetings at which directors are to be elected certain public companies submit to their stockholders what is commonly known as a “Say on Pay” proposal. A Say on Pay proposal gives stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of the companies Named Executive Officers (“NEOs”) – being those executive officers whose total compensation is described in the Executive Compensation disclosure included in the company’s annual report as well as in the materials prepared and distributed in connection with stockholder meetings.  Because the Company’s public float is currently less than $75 million it is not required to comply with this obligation until it holds a stockholders meeting after January 21, 2013.  However, the Company values the opinion of its stockholders and also as a matter of good corporate governance at the Meeting the Company is seeking an advisory vote from its stockholders on the compensation of its NEOs.

        This Say On Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Information Statement.

The Company recognizes that a framework that accounts for the Company’s financial resources and its business objectives is essential to an effective executive compensation program. The Company’s compensation framework and philosophy are established and overseen primarily by the Board of Directors.  Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value.   To that end we strive to ensure that the compensation of our executives is in-line with those of similarly situated oil and gas field services companies.  The Board of Directors attempts to balance the compensation of our NEOs between near term compensation (being the payment of competitive salaries) with providing compensation intended to reward executives for the Company’s long term success (being equity based compensation).  Moreover, the equity based compensation element is intended to further align the longer term interests of our executive officers with that of our shareholders.  To further implement our objectives in attracting and retaining qualified executive officers our NEOs are also eligible to receive an annual bonus and receive various employment benefits.

 Additionally, as part of our philosophy of aiming to attract and retain qualified executive level personnel the Company has entered into an employment agreement with each of its NEOs that is intended to provide each executive with a reasonable level of security with respect to his on-going employment.

We believe our executive compensation program implements our primary objectives of attracting and retaining qualified executive level personnel, providing the executives with reasonable contractual terms that offer some level of security, and motivating executive level personnel with a balance between short-term incentives with longer term incentives aimed to help further align the interests of our executive officers with our shareholders.  Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Information Statement for a more detailed discussion of the compensation structure and programs implemented by the Company during its 2010 fiscal year and which we expect to continue going forward.

At the Meeting we will ask our stockholders to indicate their support for our NEO compensation as described in this Information Statement by voting “FOR” the following resolution:

RESOLVED, that the stockholders of Enservco approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company’s 2011 annual meeting Information Statement.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company.  However, our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.  Since holders of approximately 72% of our voting stock have advised us that they intend to vote for approval of our executive compensation, it will be adopted regardless of the vote cast by any other stockholder.

PROPOSAL NO. 3:

FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

Starting in 2011 Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, now require that at stockholder meetings at which directors are to be elected certain public companies give their stockholders the opportunity to vote, on an advisory basis, on the frequency with which companies include in their meeting materials an advisory vote to approve or not approve the compensation of their NEOs.  As with the Say On Pay proposal, the Company is not currently subject to this requirement but has elected to submit such a proposal to its stockholders at the Annual Meeting.  Therefore, at the Annual Meeting stockholders may vote on whether they prefer that going forward the Company seek such an advisory vote on the compensation of its NEOs every one, two, or three years.

Our Board of Directors believes that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company’s goal to create a compensation program that enhances long-term stockholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve both short-term and longer-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

The Company and the Board of Directors would similarly benefit from this longer time period between advisory votes. Three years will give the Company sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Company to consider various factors that impact the Company’s financial performance, stockholder sentiments and executive pay on a longer-term basis. The Board of Directors believes anything less than a triennial vote may yield a short-term mindset and detract from the long-term interests and goals of the Company.

At the Annual Meeting stockholders will have the opportunity to cast their vote on the preferred voting frequency by selecting the option of holding an advisory vote on executive compensation: 1)  “EVERY THREE YEARS,” 2) “EVERY TWO YEARS”, 3) “EVERY ONE YEAR,” or stockholders may “ABSTAIN.” The stockholder vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company or the Board of Directors. Our Board of Directors values the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.  Since holders of approximately 72% of our voting stock have advised us that they intend to vote for a triennial say-on-pay, that frequency will be adopted regardless of the vote of any other stockholder.

PROPOSAL NO. 4:
RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN P.C.

The Board of Directors has selected the accounting firm of Ehrhardt Keefe Steiner & Hottman PC (“EKSH”) to serve as our independent registered public accounting firm for the 2011 fiscal year. We are asking our stockholders to ratify the selection of EKSH as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EKSH to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

If our stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. The Board considers EKSH to be well qualified to serve as the independent auditors for the Company.  However, even if the selection is ratified, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. To the Company’s knowledge, a representative from EKSH is expected to be present at the Annual Meeting to take questions, and the firm will be permitted to make a statement if it so desires.

Fees Billed By Independent Accounting Firm

The aggregate fees billed by to the Company by EKSH for each of the last two fiscal years for professional fees are as follows:

Audit Fees.

EKSH billed the Company aggregate fees for audit services in the amount of approximately $126,745 for the fiscal year ended December 31, 2010 and approximately $63,190 for the fiscal year ended December 31, 2009.  These amounts were billed for professional services that EKS&H provided for the audit of our annual financial statements, review of the financial statements included in our reports on 10-Q and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees.

EKS&H billed us aggregate fees in the amount of approximately $2,000 for the fiscal year ended December 31 2009, for tax compliance services, and $-0- for the fiscal year ended December 31, 2010 for tax compliance services.

OTHER MATTERS

As of the date of this Information Statement, management does not know of any other matters that will come before the Annual Meeting.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Annual Report

Included with this Information Statement is the Company's 2010 Annual Report to Stockholders.

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2010, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov and at the Company’s website, http://www.enservco.com.  Our Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: Corporate Secretary, Enservco Corporation, 830 Tenderfoot Hill Road, Suite 310, P.O Box 60460, Colorado Springs CO 80906; tel: (719) 867-9911; fax: (719) 867-9912.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Enservco Corporation, 830 Tenderfoot Hill Road, Suite 310, Colorado Springs CO 80906; tel: (719) 867-9911 or (866) 998-8731; fax: (719) 867-9912.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

A copy of our form 10-K for the year ended December 31, 2010 will be provided, without charge, to any person to whom this Information Statement is delivered upon written or oral request of such person and by first class mail or other equally prompt means within one business day of such request.

STOCKHOLDER PROPOSALS

Enservco Corporation expects to hold its next annual meeting of shareholders in July 2012.  Proposals from stock holders intended to be present at the next Annual Meeting of shareholders should be addressed to Enservco Corporation, Attention: Corporate Secretary, 830 Tenderfoot Hill Road, Suite 310, Colorado Springs, CO 80906 and we must receive the proposals by February 17, 2012.  Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail-Return Receipt Requested. After February 17, 2012, any stockholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

BY ORDER OF THE BOARD OF DIRECTORS:

ENSERVCO CORPORATION

Michael D. Herman, Chairman and Chief Executive Officer